Exhibit 99

ANTs Software Enters into Strategic OEM Partnership with Leading Global IT Vendor

Vendor to Sell and Support ANTs Database Migration Technology

SAN FRANCISCO--(BUSINESS WIRE)--August 20, 2009--ANTs software inc. (OTCBB:ANTS), a leader in database migration solutions, today announced that negotiations have been completed regarding the supply of database migration technology to a Global IT vendor. An OEM agreement has been completed and signed by both parties. Confidentiality provisions of the agreement preclude the naming of the vendor at this time. The company anticipates substantial business and future revenue to be generated from this agreement.

According to the agreement, ANTs is responsible for technology development specifically tailored to the Global IT vendor needs. The Global IT vendor will assume responsibility for marketing, sales and support of the technology on a worldwide basis, while ANTs will be the preferred service provider for migration projects.

The ANTs Software database migration technology and services was selected after comprehensive research and customer validation of features and database migration capabilities of the company’s flagship product, the ANTs Compatibility Server (ACS).

Joseph Kozak, Chairman and CEO of ANTs Software, said, “The partnership with this Global IT vendor represents a great opportunity for both companies to capture more of the $20 billion database market. The vendor’s worldwide reach and support, coupled with the unmatched technology and cost-saving advantages of ANTs’ innovations, will create a powerful offering that each are uniquely positioned to capitalize on. We have already begun tailoring of our product and are partnering with this organization’s sales and marketing team in order to take advantage of existing demand with significant prospects.”

About ANTs software inc.

ANTs software inc. is revolutionizing and simplifying database migration, hardware consolidation and IT modernization. Our mission is to help customers efficiently use IT resources and drive down IT operating costs by consolidating hardware and software infrastructure. For more information visit www.ants.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements concerning financial projections, product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future performance, are sometimes identified by words of condition such as “should,” “could,” “expects,” “may,” or “intends,” and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: delays in making partner and product announcements, problems encountered in commercializing the ANTs technology, potential of undetected infringing technology or non-infringing competitive technologies, difficulties experienced in product development, roadblocks experienced in sales and marketing activities, longer than expected sales processes, difficulties in recruiting knowledgeable and experienced personnel, possible problems in migrating applications using the ANTs Compatibility Server (ACS), potential problems in protecting the Company’s intellectual property, and problems securing the necessary financing to continue operations should revenues not be sufficient to offset expenses. Further information concerning these and other risks is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the most recent Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances occurring after the date of this press release.

CONTACT:
KCSA Strategic Communications
Todd Fromer, 212-896-1215
tfromer@kcsa.com
or
ANTs software inc.
Cesar Rojas, 650-931-0535
cesar.rojas@ants.com